EXHIBIT 10(xvii)


                             COVENANT NOT TO COMPETE
                             -----------------------

          This Covenant Not to Compete (this "Agreement") is made this 3rd day of April, 1996 by and among Lumex, Inc., a New York corporation ("Seller"), Lumex Medical Products, Inc. (f/k/a MUL Acquisition Corp.
     I), a Delaware corporation ("Purchaser I"), MUL Acquisition Corp. II, a Delaware Corporation ("Purchaser II) (Purchaser I and Purchaser II are collectively referred to herein as "Purchasers"), and Fuqua Enterprises, Inc., a Delaware corporation ("Parent").

                                   WITNESSETH
                                   ----------

          WHEREAS, Seller through its Lumex division (the "Division") and anaffiliated leasing company is engaged in the business of designing, manufacturing, marketing, selling, leasing and distributing a wide variety of health care products; and

          WHEREAS, Purchasers, wholly owned subsidiaries of Parent, are to acquiresubstantially all of the assets and properties of the Division pursuant to an Asset Sale Agreement, dated as of March 13, 1996, among Seller, Purchasers and Parent (the "Asset Sale Agreement"); capitalized terms used herein and defined in the Asset Sale Agreement shall have the meanings set forth in the Asset Sale Agreement when used herein unless otherwise defined herein or unless the context otherwise requires; and

          WHEREAS, following the consummation of the transactions contemplated bythe Asset Sale Agreement, Purchasers will control and conduct the Business (as hereinafter defined); and

          WHEREAS, to induce Purchasers and Parent to consummate the Asset SaleAgreement and to acquire the Assets, Seller has agreed to execute this Agreement, the terms and conditions of which are a material and integral part of the consideration for the Asset Sale Agreement;

          NOW, THEREFORE, in consideration of the premises, the mutual promises andcovenants of the parties set forth in this Agreement and the Asset Sale Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I
                                   DEFINITIONS
                                   -----------

          As used in this Agreement, the following terms shall have the followingmeanings unless the context specifically requires otherwise:

          1.01  "BUSINESS" shall mean the design, manufacture, marketing,
                 --------
     sale,leasing and distribution of health care products of the types and performing the functions of the products designed, manufactured, marketed, sold, leased or distributed by Seller through the Division as of the date of this Agreement.

          1.02  "COMPETE" OR "COMPETING" shall mean with respect to the
                 ----------------------
     Business:(i) the design, manufacture, marketing, sale, leasing or distribution of health care products of the types or performing the functions of the products designed, manufactured, marketed, sold, leased and distributed by Seller through the Division as of the date of this Agreement; (ii) hiring, soliciting or attempting to hire or solicit any employee of the Division or Purchasers as of the Closing Date either on Seller's behalf or on behalf of any other person or entity; or (iii) entering into or attempting to enter into any business substantially similar to the Business, either alone or with any individual, partnership, corporation or association; provided, however, that Competing shall not mean or include the ownership, disposition or use of Excluded Assets.

          1.03  "DIRECTLY OR INDIRECTLY" as they modify the words "Compete"
                 ----------------------
     or"Competing" shall mean: (i) acting as an agent, representative, consultant, or independent contractor of any entity or enterprise that is Competing with the Business; (ii) participating in any such Competing entity or enterprise as an owner, partner, limited partner, joint venturer, or stockholder (except as a stockholder owning less than a five percent interest in a corporation whose shares are actively traded on a national securities exchange or in the over-the-counter market); and (iii) communicating to any such Competing entity or enterprise the names or addresses or any other information concerning any past, present or identified prospective client, customer or supplier of the Division prior to Closing.

          1.04  "TERRITORY" shall mean the United States of America and
                 ---------
     Canada.

                                   ARTICLE II
                       NON-COMPETITION AND NON-DISCLOSURE
                       ----------------------------------

          2.01  SCOPE AND REASONABLENESS. Seller acknowledges that this
                ------------------------
     Agreement(including without limitation the covenants and agreements set forth in this Article II) is being entered into as an important part of the consideration received by Purchasers and Parent in connection with the acquisition of the Assets. Seller also acknowledges that Purchasers and Parent have a reasonable present and future expectation of continuing the Business within the Territory.

          2.02  CONFIDENTIALITY AND TRADE SECRETS.
                ---------------------------------

          (a) Seller acknowledges and agrees that as the owner of the Division it has created substantial confidential information used in and concerning the business and has been afforded an unique opportunity to acquire confidential information concerning the Business and that the misappropriation or disclosure of such confidential information would cause irreparable harm to Purchasers and Parent. Seller acknowledges that such confidential information includes, without limitation, financial information concerning the Business, the names and addresses of actual and potential customers of the Business, studies of prospective market areas for the Business, supply sources of the Business, products of the Business, technical data concerning the Business, ideas of the Business, processes of the Business, financial matters concerning the Business, and trade secrets of the Business, such information collectively being referred to as the "Confidential Information." For purposes of this Agreement "trade secrets" means any information that derives independent value from being secret. Confidential Information shall not include any information or documents that (i) are or become publicly available without breach of this Section 2.02, (ii) Seller receives from any third party who, to the best of Seller's knowledge upon reasonable inquiry, is not breaching an obligation of confidence with Purchasers or Parent (including such an obligation under an agreement assigned to Purchasers pursuant to the Asset Sale Agreement) or without an accompanying obligation of confidence, or (iii) is required to be released by law. In the event that Seller is requested in any court or governmental proceeding to disclose any Confidential Information, Seller shall give Purchasers and Parent prompt notice of such request, such that Purchasers or Parent may seek a protective order or other appropriate relief, and in any such proceeding Seller will disclose only so much of the Confidential Information as is required to be disclosed.

          (b) Seller will keep confidential and will not for a period of three (3)years after the execution of this Agreement, directly or indirectly, divulge to anyone, use or otherwise appropriate any of the Confidential Information for any reason or purpose whatsoever except to authorized representatives of Purchasers or the Parent.

          (c) With respect to any trade secrets included in the ConfidentialInformation, Seller also agrees not to use or disclose any of such trade secrets at any time until such trade secrets become generally available to the public by independent discovery or development and publication through no fault of Seller. Seller acknowledges and agrees that these prohibitions against disclosure of Confidential Information are in addition to, and not in lieu of, any rights or remedies that Purchasers or Parent may have available pursuant to the laws of any jurisdiction or at common law to prevent disclosure of trade secrets or proprietary information, and the enforcement by Purchasers or Parent of any of their rights and remedies pursuant to this Agreement shall not be construed as a waiver of any other rights or available remedies they may possess in law or equity absent this Agreement.

          2.03 NON-COMPETITION.  Seller agrees that for a period of three
               ---------------
     (3) yearsfollowing the execution of this Agreement, it will not, without Purchasers' prior written consent, Directly or Indirectly Compete with Purchasers in the Business within the Territory.

          2.04 NON-SOLICITATION AND NON-INTERFERENCE.  Seller agrees that
               -------------------------------------
     for aperiod of one (1) year after the execution of this Agreement, it will not in any way, directly or indirectly, for itself or on behalf of or in conjunction with any other person, partnership, firm or corporation hire any employee of the Division or Purchasers as of the Closing Date, or request or induce any employee of the Division or Purchasers as of the Closing Date to terminate his or her employment and accept employment with another entity.

          2.05 REMEDIES.  Seller acknowledges that any violation of this
               --------
     ArticleII will cause irreparable harm to Purchasers and Parent and that damages are not an adequate remedy. Seller, therefore, agrees that Purchasers and Parent shall be entitled to an injunction, without the necessity of posting any bond, enjoining, prohibiting, and restraining Seller from the continuance of any such violation, in addition to any monetary recovery that might be available to Purchasers and Parent by reason of a violation of this Agreement and any other remedies at law or in equity, including without limitation specific performance.

          2.06 INDEPENDENT. The covenants set forth in the foregoing
               -----------
     Sections of Article II are and shall be deemed and construed as separate and independent covenants. Should any part or provision of such covenants be held invalid, void, or unenforceable in any court of competent jurisdiction, such invalidity, voidness, or unenforceability shall not render invalid, void, or unenforceable any other part or provision thereof. Specifically, and without limiting the generality of the foregoing, if any portion of Section 2.01, 2.02, 2.03 or 2.04 is found to be invalid by a court of competent jurisdiction because its duration, the Territory, and/or the Business or any definition or restriction are invalid or unreasonable in scope, such duration, Territory, and/or Business or any definition or restriction, as the case may be, shall be redefined by consideration of the reasonable concerns and needs of Purchasers such that the intent of Purchasers, the Company and Seller, in agreeing to Sections 2.01, 2.02, 2.03 and 2.04, will not be impaired and shall be enforceable to the fullest extent of the applicable laws.

                                  ARTICLE III
                                  MISCELLANEOUS
                                  -------------

          3.01 SUCCESSORS AND ASSIGNS. This Agreement may not be assigned
               ----------------------
     by anyparty hereto, except that Purchasers' and Parent's rights, duties and obligations under this Agreement may be assigned and delegated to any subsidiary of Purchasers or Parent or to the acquiror of Purchasers, Parent or the Business in the event either Purchaser or Parent is merged, acquired, sells substantially all of its interest in the Business, or transfers its interest in the Business to any other entity. From and after any such assignment by Purchasers or Parent, the term "Purchasers" or "Parent," as the case may be, shall mean such assignee, and such assignee may enforce any of the rights of Purchasers or Parent under this Agreement as if it were the original party hereto.

          3.02 INTEGRATED AGREEMENT AND CONSIDERATION. This Agreement
               --------------------------------------
     constitutesthe entire Agreement between the parties with regard to its subject matter and supersedes all prior agreements (other than the Asset Sale Agreement and the agreements entered into in connection therewith) relating to the same subject matter. Seller hereby acknowledges that the consideration specified herein and in the Asset Sale Agreement is good and valuable consideration received by Seller for the covenants and undertakings described in this Agreement, and such covenants and undertakings are ancillary to, and an integral part of the transactions contemplated by the Asset Sale Agreement.

          3.03 COUNTERPARTS.  This Agreement may be executed in two or
               ------------
     morecounterparts, each of which will take effect as an original and all of which shall evidence one and the same agreement.

          3.04 GOVERNING LAW.  The terms of this Agreement shall be
               -------------
     governed by andconstrued in accordance with the laws of the State of New York.

          3.05 PRONOUNS.  All pronouns used herein shall be deemed to refer
               --------
     to themasculine, feminine, or neuter gender as the context requires.

          3.07 BINDING EFFECT.  This Agreement shall be binding upon and
               --------------
     inure tothe benefit of the parties and their respective heirs, executors, administrators, successors, and permitted assigns.



                             Signatures on Next Page

          IN WITNESS WHEREOF, each party has caused this Agreement to be executed onits behalf, all on the day and year first written above.

                                   SELLER:
                                   ------

                                   LUMEX, INC.



                                   By: /s/ Robert McNally
                                       --------------------------
                                   Name: Robert McNally
                                   Title: Chief Financial Officer



                                   PURCHASERS:
                                   ----------

                                   LUMEX MEDICAL PRODUCTS, INC.

                                   By: /s/ L. P. Klamon
                                       --------------------------
                                   Name: Lawrence P. Klamon
                                   Title: President and Chief
                                          Executive Officer


                                   MUL ACQUISITION CORP. II

                                   By: /s/ L. P. Klamon
                                       --------------------------
                                   Name: Lawrence P. Klamon
                                   Title: President and Chief
                                          Executive Officer

                                   PARENT:
                                   ------

                                   FUQUA ENTERPRISES, INC.

                                   By: /s/ L. P. Klamon
                                   Name: Lawrence P. Klamon
                                   Title: President and Chief
                                          Executive Officer





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